Exhibit 99.1

WESTERN ASSET MORTGAGE CAPITAL CORPORATION
ANNOUNCES FIRST QUARTER 2022 RESULTS

Conference Call and Webcast Scheduled for Tomorrow, Friday, May 6, 2022 at
11:00 a.m. Eastern Time/8:00 a.m. Pacific Time

Pasadena, CA, May 5, 2022 – Western Asset Mortgage Capital Corporation (the “Company” or "WMC") (NYSE: WMC) today reported its results for the first quarter ended March 31, 2022.

BUSINESS UPDATE
The Company continues to execute on its business strategy to focus on residential real estate investments.
•For the three months ended March 31, 2022, the Company acquired $119.1 million of Residential Whole Loans.
•The Company also purchased $40.0 million of Non-Agency RMBS investments during the quarter.
•In February 2022, the Company and other investors sold the unencumbered hotel property they foreclosed on in 2021. The Company's share of the gain on sale of the property was approximately $8.7 million.
•In February 2022, the Company completed its third securitization of $432.0 million of Residential Whole Loans, securing $398.9 million of long-term fixed rate financing.
•For the three months ended March 31, 2022, the Company repurchased $3.4 million aggregate principal amount of its 6.75% Convertible Senior Unsecured Notes due in 2022 ("2022 Notes") at an approximate 0.8% premium to par value, plus accrued and unpaid interest.

FIRST QUARTER 2022 FINANCIAL RESULTS
The rising interest rate environment negatively impacted our first quarter financial results.
▪GAAP book value per share was $2.73 at March 31, 2022.
▪Economic book value(1) per share of $2.81 at March 31, 2022.
▪GAAP net loss attributable to common shareholders and participating securities of $25.9 million, or $0.43 per share.
▪Distributable Earnings(2) of $379 thousand, or $0.01 per basic and diluted share.
▪Economic return(3) on GAAP book value was negative 13.4% for the quarter.
▪0.85% annualized net interest margin (1)(4)(5) on our investment portfolio.
▪Recourse leverage was 2.8x at March 31, 2022.
▪On March 23, 2022, we declared a first quarter common dividend of 0.04 per share.

1.Economic book value is a non-GAAP financial measure. Refer to page 16 of this press release for the reconciliation of GAAP book value to non-GAAP economic book value.
2.In the second quarter of 2021, the non – GAAP financial measure of Core Earnings was renamed Distributable Earnings. Refer to page 14 of this press release for a reconciliation of GAAP Net Income (Loss) to Non-GAAP Distributable Earnings.
3.Economic return is calculated by taking the sum of: (i) the total dividends declared; and (ii) the change in book value during the period and dividing by the beginning book value.
4.Includes interest-only securities accounted for as derivatives.
5.Excludes the consolidation of VIE trusts required under GAAP.

MANAGEMENT COMMENTARY

“Our quarterly results reflect the ongoing challenges of interest rate volatility and fluctuating asset values, which were particularly magnified in the first quarter given the rapid raise in interest rates that occurred,” said Bonnie Wongtrakool, Chief Executive Officer of the Company. “Credit spreads widened across most of our holdings over the quarter, putting pressure on our GAAP book value per share, which declined 14.7% from the prior quarter, while economic book value per share declined 7.3%. In addition, our financial results were negatively impacted by lower net interest income and continued elevated prepayments on our residential whole loan portfolio. Consequently, our distributable earnings of $379,000, or $0.01 per share, in the first quarter, were down $529,000 from the fourth quarter.”

“Against these market challenges, we worked proactively to strengthen our balance sheet in the first quarter. In February, we realized a gain of $8.7 million on the sale of the unencumbered hotel property that we and other investors acquired last year through foreclosure. We used the proceeds from the sale to reinvest into our target assets and to repurchase $3.4 million aggregate principal amount of our existing 2022 Notes at a weighted average premium to par value of 0.8%. We are confident that we have sufficient liquidity and the appropriate level of recourse leverage in order to continue executing on our investment strategy,” Ms. Wongtrakool concluded.

Greg Handler, Chief Investment Officer of the Company, added, “We continued to reposition our portfolio in the first quarter, adding both non-qualified residential mortgages and non-Agency RMBS to our portfolio as spreads widened during the quarter. While the first quarter was difficult, we believe that as we redeploy capital, the earnings power of the portfolio will improve. We continue to work diligently on reaching positive resolutions on our challenged investments as well as positioning the remainder of our portfolio for potential future appreciation, which we believe will enhance value for the benefit of our shareholders.”

OPERATING RESULTS

The below table reflects a summary of our operating results:

	For the Three Months Ended
GAAP Results	March 31, 2022	December 31, 2021
	($ in thousands)

Net Interest Income	$4,283	$4,628
Other Income (Loss):
Realized gain (loss), net	12,145	(3,560)
Unrealized gain (loss), net	(38,903)	(7,120)
Gain (loss) on derivative instruments, net	6,936	(167)
Other, net	(145)	41
Other Income (Loss)	(19,967)	(10,806)
Total Expenses	6,497	6,411
Income (loss) before income taxes	(22,181)	(12,589)
Income tax provision (benefit)	56	118
Net income (loss)	$(22,237)	$(12,707)
Net income (loss) attributable to non-controlling interest	3,616	(645)
Net income (loss) attributable to common stockholders and participating securities	$(25,853)	$(12,062)

Net income (loss) per Common Share – Basic/Diluted	$(0.43)	$(0.20)
Non-GAAP Results
Distributable Earnings (1)	$379	$908
Distributable Earnings per Common Share – Basic/Diluted(1)	$0.01	$0.01
Weighted average yield(2)(3)	3.74%	4.02%
Effective cost of funds(3)	3.41%	3.65%
Annualized net interest margin(2)(3)	0.85%	0.96%

(1)          For a reconciliation of GAAP Income to Distributable Earnings, refer to page 16 of this press release.
(2)          Includes interest-only securities accounted for as derivatives.
(3) Excludes the consolidation of VIE trusts required under GAAP.

INVESTMENT PORTFOLIO

Investment Activity

As of March 31, 2022, the Company owned an aggregate investment portfolio with a fair market value totaling $2.6 billion. The following table summarizes certain characteristics of our portfolio by investment category as of March 31, 2022 (dollars in thousands):

	Balance at		Loan Modification/Capitalized Interest	Principal Payments and Basis Recovery	Proceeds from Sales	Transfers to REO	Realized Gain/(Loss)	Unrealized Gain/(loss)	Premium and discount amortization, net	Balance at
Investment Type	December 31, 2021	Purchases								March 31, 2022
Agency RMBS and Agency RMBS IOs	$1,172	$—	N/A	$(76)	$—	N/A	$—	$(156)	$—	$940
Non-Agency RMBS	27,769	39,952	N/A	(187)	—	N/A	—	(3,425)	102	64,211
Non-Agency CMBS	105,358	—	N/A	(644)	—	N/A	—	974	(402)	105,286
Other securities(1)	51,648	—	N/A	—	—	N/A	—	(2,374)	(234)	49,040
Total MBS and other securities	185,947	39,952	N/A	(907)	—	N/A	—	(4,981)	(534)	219,477
Residential Whole Loans	1,023,502	119,093	64	(95,569)	—	—	—	(41,843)	(2,537)	1,002,710
Residential Bridge Loans	5,428	—	—	(105)	—	—	—	27	—	5,350
Commercial Loans	130,572	—	—	(4)	—	—	—	(2,073)	—	128,495
Securitized commercial loans	1,355,808	—	—	—	—	—	—	(73,564)	6,699	1,288,943
Real Estate Owned	43,607	—	N/A	—	(54,681)	—	12,198	—	N/A	1,124
Total Investments	$2,744,864	$159,045	$64	$(96,585)	$(54,681)	$—	$12,198	$(122,434)	$3,628	$2,646,099

Portfolio Characteristics

Residential Real Estate Investments

The Company's focus on residential real estate related investments will include but is not limited to non-qualified residential whole loans ("Non-QM Loans"), non-agency RMBS, and other related assets The Company believes this focus will allow it to address attractive market opportunities.

Residential Whole Loans

The Company's Residential Whole Loans have low LTV's and are comprised of 2,505 Non-QM adjustable rate mortgages and six investor fixed rate mortgages. The following table presents certain information about our Residential Whole Loans investment portfolio at March 31, 2022 (dollars in thousands):

			Weighted Average
Current Coupon Rate	Number of Loans	Principal Balance	Original LTV	Original FICO Score(1)	Expected Life (years)	Contractual Maturity (years)	Coupon Rate
2.01% – 3.00%	40	$20,896	54.2%	751	6.5	29.0	2.9%
3.01% – 4.00%	543	266,264	61.1%	744	4.4	27.9	3.7%
4.01% – 5.00%	1,232	453,466	55.1%	752	4.1	27.2	4.6%
5.01% – 6.00%	668	260,311	63.8%	741	3.7	26.7	5.4%
6.01% – 7.00%	26	9,320	67.8%	725	3.8	25.6	6.3%
7.01% - 8.00%	2	430	73.7%	748	3.2	26.5	7.1%
Total	2,511	1,010,687	59.0%	747	4.1	27.3	4.5%
(1) The original FICO score is not available for 249 loans with a principal balance of approximately $83.2 million at March 31, 2022. We have excluded these loans from the weighted average

The following table presents the aging of the Residential Whole Loans as of March 31, 2022

	Residential Whole Loans
	No of Loans	Principal	Fair Value
Current	2,479	$994,489	$986,712
1-30 days	16	7,247	7,250
31-60 days	2	824	766
61-90 days	1	536	509
90+ days	13	7,591	7,473
Total	2,511	$1,010,687	$1,002,710
Non-Agency RMBS

The following table presents the fair value and weighted average purchase price for each of our Non-agency RMBS categories, including IOs accounted for as derivatives, together with certain of their respective underlying loan collateral attributes and current performance metrics as of March 31, 2022 (fair value dollars in thousands):

		Weighted Average
Category	Fair Value	Purchase Price	Life (Years)	Original LTV	Original FICO	60+ Day Delinquent	CPR
Prime	$44,095	$91.87	9.6	46.4%	535	0.9%	15.5%
Alt-A	20,116	65.31	19.1	69.9%	641	14.4%	13.3%
Total	$64,211	$83.55	12.6	53.7%	568	5.1%	14.8%

Commercial Real Estate Investments

Non-Agency CMBS

The following table presents certain characteristics of our Non-Agency CMBS portfolio as of March 31, 2022 (dollars in thousands):

		Principal			Weighted Average
Type	Vintage	Balance		Fair Value	Life (Years)	Original LTV
Conduit:
	2006-2009	$164		$159	1.9	83.7%
	2010-2020	78,776		21,691	4.4	62.8%
		78,940	78940000	21,850	4.4	62.9%
Single Asset:
	2010-2020	100,034		83,436	1.7	65.3%
Total		$178,974		$105,286	2.2	64.8%

The Company's Commercial Loans and Non-Agency CMBS portfolios are performing according to expectations under the current market conditions. The Company believes there is a reasonable likelihood that many of the delinquent loans that serve as collateral for the Non-Agency CMBS will return to performing status in the coming months as the economy continues to reopen. However, there is no assurance that this will be the case.

Commercial Loans

The following table presents our commercial loan investments as of March 31, 2022 (dollars in thousands):

Loan	Loan Type	Principal Balance	Fair Value	Original LTV	Interest Rate	Maturity Date	Extension Option	Collateral	Geographic Location
CRE 3	Interest-Only Mezzanine loan	$90,000	$27,060	58%	1-Month LIBOR plus 9.25%	6/29/2021	None(1)	Entertainment and Retail	NJ
CRE 4	Interest-Only First Mortgage	38,367	38,229	63%	1-Month LIBOR plus 3.02%	8/6/2022	A One-Year Extension	Retail	CT
CRE 5	Interest-Only First Mortgage	24,535	24,242	62%	1-Month LIBOR plus 3.75%	11/6/2022	Two One-Year Extensions	Hotel	NY
CRE 6	Interest-Only First Mortgage	13,207	13,049	62%	1-Month LIBOR plus 3.75%	11/6/2022	Two One-Year Extensions	Hotel	CA
CRE 7	Interest-Only First Mortgage	7,259	7,172	62%	1-Month LIBOR plus 3.75%	11/6/2022	Two One-Year Extensions	Hotel	IL, FL
CRE 8	Interest-Only First Mortgage	4,425	4,381	79%	1-Month LIBOR plus 4.85%	12/6/2022	None	Assisted Living Facilities	FL
SBC 3	Interest-Only First Mortgage	14,362	14,362	49%	1-Month LIBOR plus 4.10%	7/6/2022	None	Nursing Facilities	CT
		$192,155	$128,495

(1) CRE 3 is in default and not eligible for extension
Non-Performing Commercial Loan

The impact of COVID-19 pandemic has adversely impacted a broad range of industries in which our commercial loan borrowers operate and could impair their ability to fulfill their financial obligations to us, most significantly retail and hospitality assets. All but the one loan discussed below remain current.

CRE 3 Loan

As of March 31, 2022, the CRE 3 junior mezzanine loan with an outstanding principal balance of $90.0 million secured by a retail facility was non-performing and past its maturity date of June 29, 2021. We were receiving interest payments on this loan from a reserve that was exhausted in May 2021. We are currently in discussions with the borrower and certain other lenders regarding alternatives to address the situation which might include modifications of loan terms, deferral of payments and the funding of new advances. There can be no assurance that these discussions will result in an outcome in which we would be repaid any amount of the loan and we may suffer further declines in fair value with respect to the mezzanine investment. We could experience a total loss of our investment under various scenarios, which at current levels would result in a $27.1 million reduction in the Company’s book value. Refer to Note 6 - "Commercial Loans" for details.

Commercial Real Estate Owned

In February 2022, we and the other investors sold the unencumbered hotel property for $55.9 million which was foreclosed on in the third quarter of 2021. We and the other investors fully recovered our aggregate initial investment of $42.0 million. We recognized a gain on sale of approximately $12.2 million of which the Company's share of the gain on sale of the property was approximately $8.7 million.

PORTFOLIO FINANCING AND HEDGING

Financing

The following table sets forth additional information regarding the Company’s portfolio financing arrangements as of March 31, 2022 (dollars in thousands):

Securities Pledged	Repurchase Agreement Borrowings	Weighted Average Interest Rate on Borrowings Outstanding at end of period	Weighted Average Remaining Maturity (days)
Short-Term Borrowings:
Agency RMBS	$354	1.13%	32
Non-Agency RMBS(1)	54,388	2.33%	11
Residential Whole Loans (2)	1,322	2.95%	28
Residential Bridge Loans (2)	4,231	2.95%	28
Commercial Loans (2)	6,463	3.56%	28
Other Securities	2,410	3.49%	18
Total short term borrowings	69,168	2.53%	15
Long Term Borrowings:
Non-Agency CMBS and Non-Agency RMBS Facility
Non-Agency CMBS (1)	56,486	2.14%	35
Non-Agency RMBS	16,451	2.15%	35
Other Securities	27,506	2.22%	35
Subtotal	100,443	2.17%	35
Residential Whole Loan Facility
Residential Whole Loans (2)	109,111	2.25%	218
Commercial Whole Loan Facility
Commercial Loans	63,658	2.27%	178
Total long term borrowings	273,212	2.22%	141
Repurchase agreements borrowings	$342,380	2.29%	116

(1)Includes repurchase agreement borrowings on securities eliminated upon VIE consolidation.
(2)Repurchase agreement borrowings on loans owned are through trust certificates. The trust certificates are eliminated in consolidation.

Residential Whole Loan Facility

As of March 31, 2022, the Company had approximately outstanding borrowings of $109.1 million, with a weighed average interest rate of 2.25%. The borrowings are secured by $120.2 million in non QM loans.

Commercial Whole Loan Facility

As of March 31, 2022, the Company had approximately $63.7 million in borrowings, with a weighted average interest rate of 2.27% under its commercial whole loan facility. The borrowing is secured by loans with an estimated fair market value of $87.1 million as of March 31, 2022. On April 29, 2022, the Company extended the maturity date of the facility to May 30, 2022.

Non-Agency CMBS and Non-Agency RMBS Facility

As of March 31, 2022, the outstanding balance under the Company's Non-Agency CMBS and Non-Agency RMBS financing facility was $100.4 million with a weighted average interest rate of 2.17%. The facility matures on May 5, 2022, with two one-year extension options. The borrowing is secured by investments with an estimated fair market value of $173.7 million as of March 31, 2022. On May 2, 2022, the Company extended the maturity date of the facility for one-year to May 2, 2023.
Convertible Senior Unsecured Notes

2022 Notes

As of March 31, 2022, we had $34.3 million of the 2022 Notes outstanding. The 2022 Notes mature on October 1, 2022, unless earlier converted, redeemed or repurchased by the holders pursuant to their terms, and are not redeemable by us except during the final three months prior to maturity.

2024 Notes

As of March 31, 2022, we had $86.3 million aggregate principal amount of the 2024 Notes outstanding. The 2024 notes mature on September 15, 2024, unless earlier converted, redeemed or repurchased by the holders pursuant to their terms, and are not redeemable by us except during the final three months prior to maturity.

Residential Mortgage-Backed Notes

The Company has completed three Residential Whole Loan securitizations. The mortgage-backed notes issued are non-recourse to the Company and effectively finance $880.9 million of Residential Whole Loans.

Arroyo 2019-2

The following table summarizes the residential mortgage-backed notes issued by the Company's Arroyo 2019-2 securitization trust at March 31, 2022 (dollars in thousands):

Classes	Principal Balance	Coupon	Carrying Value	Contractual Maturity
Offered Notes:
Class A-1	$234,900	3.3%	$234,900	4/25/2049
Class A-2	12,598	3.5%	12,598	4/25/2049
Class A-3	19,959	3.8%	19,959	4/25/2049
Class M-1	25,055	4.8%	25,055	4/25/2049
	292,512		292,512
Less: Unamortized Deferred Financing Cost	N/A		3,280
Total	$292,512		$289,232

The Company retained the subordinate bonds and these bonds had a fair market value of $30.8 million at March 31, 2022. The retained Arroyo 2019-2 subordinate bonds are eliminated in consolidation.

Arroyo 2020-1

The following table summarizes the residential mortgage-backed notes issued by the Company's Arroyo 2020-1 securitization trust at March 31, 2022 (dollars in thousands):

Classes	Principal Balance	Coupon	Carrying Value	Contractual Maturity
Offered Notes:
Class A-1A	$96,193	1.7%	$96,193	3/25/2055
Class A-1B	11,414	2.1%	11,414	3/25/2055
Class A-2	13,518	2.9%	13,518	3/25/2055
Class A-3	17,963	3.3%	17,963	3/25/2055
Class M-1	11,739	4.3%	11,739	3/25/2055
Subtotal	150,827		150,827
Less: Unamortized Deferred Financing Costs	N/A		1,910
Total	$150,827		$148,917

The Company retained the subordinate bonds and these bonds had a fair market value of $22.3 million at March 31, 2022. The retained Arroyo 2020-1 subordinate bonds are eliminated in consolidation.

Arroyo 2022-1

The following table summarizes the residential mortgage-backed notes issued by the Company's Arroyo 2022-1 securitization trust at March 31, 2022 (dollars in thousands):

Classes	Principal Balance	Coupon	Fair Value	Contractual Maturity
Offered Notes:
Class A-1A	$238,419	2.5%	$232,676	12/25/2056
Class A-1B	82,942	3.3%	79,703	12/25/2056
Class A-2	21,168	3.6%	20,381	12/25/2056
Class A-3	28,079	3.7%	26,918	12/25/2056
Class M-1	17,928	3.7%	16,744	12/25/2056
Total	$388,536		$376,422

The Company retained the subordinate bonds and these bonds had a fair market value of $37.9 million at March 31, 2022. The retained Arroyo 2022-1 subordinate bonds are eliminated in consolidation.

Commercial Mortgage-Backed Notes

CSMC 2014 USA

The following table summarizes CSMC 2014 USA's commercial mortgage pass-through certificates at March 31, 2022 (dollars in thousands), which is non-recourse to the Company:

Classes	Principal Balance	Coupon	Fair Value	Contractual Maturity
Class A-1	$120,391	3.3%	$117,768	9/11/2025
Class A-2	531,700	4.0%	523,078	9/11/2025
Class B	136,400	4.2%	126,957	9/11/2025
Class C	94,500	4.3%	86,707	9/11/2025
Class D	153,950	4.4%	142,388	9/11/2025
Class E	180,150	4.4%	152,369	9/11/2025
Class F	153,600	4.4%	113,725	9/11/2025
Class X-1(1)	N/A	0.7%	12,347	9/11/2025
Class X-2(1)	N/A	0.2%	2,572	9/11/2025
	$1,370,691		$1,277,911

(1) Class X-1 and X-2 are interest-only classes with notional balances of $652.1 million and $733.5 million as of March 31, 2022, respectively.

The above table does not reflect the portion of the Class F bond held by the Company because the bond is eliminated in consolidation. The Company's ownership interest in the Class F bonds represents a controlling financial interest, which resulted in consolidation of the trust. The bond had a fair market value of $11.0 million at March 31, 2022. The securitized debt of the CSMC USA can only be settled with the commercial loan with an outstanding principal balance of approximately $1.4 billion at March 31, 2022, that serves as collateral for the securitized debt and is non-recourse to the Company.

Derivatives Activity

    The following table summarizes the Company’s derivative instruments at March 31, 2022 (dollars in thousands):

Other Derivative Instruments	Notional Amount	Fair Value
Credit default swaps, asset	$4,140	$3,602
Total derivative instruments, assets		3,602

Interest rate swaps, liability	$252,000	$(487)
Credit default swaps, liability	2,030	(1,848)
Total derivative instruments, liabilities		(2,335)
Total derivative instruments, net		$1,267

DIVIDEND

For the quarter ended March 31, 2022, we declared a $0.04 dividend per share, generating a dividend yield of approximately 9.4% based on the stock closing price of $1.71 at March 31, 2022.

CONFERENCE CALL

The Company will host a conference call with a live webcast tomorrow, May 6, 2022 at 11:00 a.m. Eastern Time/8:00 a.m. Pacific Time, to discuss financial results for the first quarter 2022.

Individuals interested in participating in the conference call may do so by dialing (866) 235-9914 from the United States, or (412) 902-4115 from outside the United States and referencing “Western Asset Mortgage Capital Corporation.” Those interested in listening to the conference call live via the Internet may do so by visiting the Investor Relations section of the Company’s website at www.westernassetmcc.com.

The Company is enabling investors to pre-register for the earnings conference call so that they can expedite their entry into the call and avoid the need to wait for a live operator. In order to pre-register for the call, individuals can visit visit https://dpregister.com/sreg/10165213/f228a42b7c and enter in their contact information. Investors will then be issued a personalized phone number and pin to dial into the live conference call. Individuals can pre-register any time prior to the start of the conference call tomorrow.

A telephone replay will be available through May 13, 2022 by dialing (877) 344-7529 from the United States, or (412) 317-0088 from outside the United States, and entering conference ID 5212733. A webcast replay will be available for 90 days.

ABOUT WESTERN ASSET MORTGAGE CAPITAL CORPORATION

Western Asset Mortgage Capital Corporation is a real estate investment trust that invests in, acquires and manages a diverse portfolio of assets consisting of Residential Whole Loans, Non-Agency RMBS and to a lesser extent GSE Risk Transfer Securities, Commercial Loans, Non-Agency CMBS, Agency RMBS, Agency CMBS and ABS. The Company’s investment strategy may change, subject to the Company’s stated investment guidelines, and is based on its manager Western Asset Management Company, LLC's perspective of which mix of portfolio assets it believes provide the Company with the best risk-reward opportunities at any given time. The Company is externally managed and advised by Western Asset Management Company, LLC, an investment advisor registered with the Securities and Exchange Commission and a wholly-owned subsidiary of Franklin Resources, Inc. Please visit the Company’s website at www.westernassetmcc.com.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements.” For these statements, the Company claims the protections of the safe harbor for forward-looking statements contained in such sections. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. In particular, it is difficult to fully assess the impact of COVID-19 at this time due to, among other factors, uncertainty regarding the severity and duration of the outbreak domestically and internationally and the effectiveness of federal, state and local governments’ efforts to contain the spread of COVID-19 and respond to its direct and indirect impact on the U.S. economy and economic activity.

Operating results are subject to numerous conditions, many of which are beyond the control of the Company, including, without limitation, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability and terms of financing; general economic conditions; market conditions; conditions in the market for mortgage related investments; and legislative and regulatory changes that could adversely affect the business of the Company.

Other factors are described in Risk Factors section of the Company’s annual report on Form 10-K for the period ended December 31, 2021 filed with the Securities and Exchange Commission (“SEC”). The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the results presented in accordance with GAAP, this release includes certain non-GAAP financial information, including distributable earnings, distributable earnings per share, drop income and drop income per share, economic book value and certain financial metrics derived from non-GAAP information, such as weighted average yield, including IO securities; weighted average effective cost of financing, including swaps; weighted average net interest margin, including IO securities and swaps, which constitute non-GAAP financial measures within the meaning of Regulation G promulgated by the SEC. We believe that these measures presented in this release, when considered together with GAAP financial measures, provide information that is useful to investors in understanding our borrowing costs and net interest income, as viewed by us.  An analysis of any non-GAAP financial measure should be made in conjunction with results presented in accordance with GAAP.

###

Investor Relations Contact:	Media Contact:
Larry Clark	Tricia Ross
Financial Profiles, Inc.	Financial Profiles, Inc.
(310) 622-8223	(310) 622-8226
lclark@finprofiles.com	tross@finprofiles.com

-Financial Tables to Follow-

Western Asset Mortgage Capital Corporation and Subsidiaries
Consolidated Balance Sheets
(in thousands—except share and per share data)
(Unaudited)

	March 31, 2022	December 31, 2021
Assets:
Cash and cash equivalents	$42,849	$40,193
Restricted cash	257	260
Agency mortgage-backed securities, at fair value ($300 and $1,172 pledged as collateral, at fair value, respectively)	940	1,172
Non-Agency mortgage-backed securities, at fair value ($142,665 and $123,947 pledged as collateral, at fair value, respectively)	169,497	133,127
Other securities, at fair value ($49,040 and $51,648 pledged as collateral, at fair value, respectively)	49,040	51,648
Residential Whole Loans, at fair value ($1,002,710 and $1,023,502 pledged as collateral, at fair value, respectively)	1,002,710	1,023,502
Residential Bridge Loans, at fair value ($5,129 and $5,207 pledged as collateral, at fair value, respectively)	5,350	5,428
Securitized commercial loans, at fair value	1,288,943	1,355,808
Commercial Loans, at fair value ($101,435 and $101,459 pledged as collateral, at fair value, respectively)	128,495	130,572
Investment related receivable	20,882	22,133
Interest receivable	10,960	11,823
Due from counterparties	8,819	4,565
Derivative assets, at fair value	3,602	105
Other assets	2,265	45,364
Total Assets (1)	$2,734,609	$2,825,700

Liabilities and Stockholders’ Equity:
Liabilities:
Repurchase agreements, net	$342,380	$617,189
Convertible senior unsecured notes, net	116,347	119,168
Securitized debt, net ($1,654,333 and $1,344,370 at fair value and $171,013 and $180,116 held by affiliates, respectively)	2,092,482	1,863,488
Interest payable (includes $699 and $699 on securitized debt held by affiliates, respectively)	8,241	10,272
Derivative liability, at fair value	2,335	602
Accounts payable and accrued expenses	2,277	4,842
Payable to affiliate	2,691	1,925
Dividend payable	2,415	3,623
Other liabilities	291	262
Total Liabilities (2)	2,569,459	2,621,371

Commitments and contingencies

Stockholders’ Equity:
Common stock: $0.01 par value, 500,000,000 shares authorized, 60,380,105 and 60,380,105 outstanding, respectively	609	609
Preferred stock, $0.01 par value, 100,000,000 shares authorized and no shares outstanding	—	—
Treasury stock, at cost, 579,808 and 579,808 shares held, respectively	(1,665)	(1,665)
Additional paid-in capital	918,325	918,146
Retained earnings (accumulated deficit)	(752,263)	(723,981)
Total Stockholders’ Equity	165,006	193,109
Non-controlling interest	144	11,220
Total Equity	165,150	204,329
Total Liabilities and Equity	$2,734,609	$2,825,700

Western Asset Mortgage Capital Corporation and Subsidiaries
Consolidated Balance Sheets (Continued)
(in thousands—except share and per share data)
(Unaudited)

	March 31, 2022	December 31, 2021
(1) Assets of consolidated VIEs included in the total assets above:
Cash and cash equivalents	$—	$266
Restricted Cash	257	260
Residential Whole Loans, at fair value ($1,002,710 and $1,023,502 pledged as collateral, at fair value, respectively)	1,002,710	1,023,502
Residential Bridge Loans, at fair value ($5,129 and $5,207 pledged as collateral, at fair value, respectively)	5,129	5,207
Securitized commercial loans, at fair value	1,288,943	1,355,808
Commercial Loans, at fair value ($14,362 and $14,362 pledged as collateral, at fair value, respectively)	14,362	14,362
Investment related receivable	20,836	22,087
Interest receivable	9,539	10,572
Total assets of consolidated VIEs	$2,341,776	$2,432,064

(2) Liabilities of consolidated VIEs included in the total liabilities above:
Securitized debt, net ($1,654,333 and $1,344,370 at fair value and $171,013 and $180,116 held by affiliates, respectively)	$2,092,482	$1,863,488
Interest payable (includes $699 and $699 on securitized debt held by affiliates, respectively)	7,222	6,480
Accounts payable and accrued expenses	75	78
Other liabilities	257	260
Total liabilities of consolidated VIEs	$2,100,036	$1,870,306

Western Asset Mortgage Capital Corporation and Subsidiaries
Consolidated Statements of Operations
(in thousands—except share and per share data)
 (Unaudited)

	Three months ended
	March 31, 2022	December 31, 2021
Net Interest Income
Interest income	$35,642	$36,718
Interest expense	31,359	32,090
Net Interest Income	4,283	4,628

Other Income (Loss)
Realized gain (loss), net	12,145	(3,560)
Unrealized gain (loss), net	(38,903)	(7,120)
Gain (loss) on derivative instruments, net	6,936	(167)
Other, net	(145)	41
Other Income (Loss)	(19,967)	(10,806)	(10,806)

Expenses
Management fee to affiliate	1,100	1,468
Other operating expenses	296	334
Transaction costs	2,611	2,282
General and administrative expenses:
Compensation expense	498	586
Professional fees	1,256	1,026
Other general and administrative expenses	736	715
Total general and administrative expenses	2,490	2,327	2,327
Total Expenses	6,497	6,411

Income (loss) before income taxes	(22,181)	(12,589)
Income tax provision (benefit)	56	118
Net income (loss)	(22,237)	(12,707)
Net (loss) income attributable to non-controlling interest	3,616	(645)
Net income (loss) attributable to common stockholders and participating securities	$(25,853)	$(12,062)

Net income (loss) per Common Share – Basic	$(0.43)	$(0.20)
Net income (loss) per Common Share – Diluted	$(0.43)	$(0.20)

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Distributable Earnings
(in thousands—except share and per share data)
(Unaudited)

Distributable Earnings (formerly referred to as Core Earnings) is a non-GAAP financial measure that is used by us as a key metric to evaluate the effective yield of the portfolio. Distributable Earnings allows us to reflect the net investment income of our portfolio as adjusted to reflect the net interest rate swap interest expense.  Distributable Earnings allows us to isolate the interest expense associated with our interest rate swaps in order to monitor and project our borrowing costs and interest rate spread. It is one metric of several used in determining the appropriate distributions to our shareholders.

The table below reconciles Net Income to Distributable Earnings for the three months ended March 31, 2022, and December 31, 2021:

	Three months ended
(dollars in thousands)	March 31, 2022	December 31, 2021
Net income (loss) attributable to common stockholders and participating securities	$(25,853)	$(12,062)
Income tax provision (benefit)	56	118
Net income (loss) before income taxes	(25,797)	(11,944)

Adjustments:
Investments:
Unrealized (gain) loss on investments, securitized debt and other liabilities	38,903	7,120
Realized (gain) loss on sale of investments	(8,713)	3,388
One-time transaction costs	2,740	1,634

Derivative Instruments:
Net realized (gain) loss on derivatives	(5,540)	30
Net unrealized (gain) loss on derivatives	(1,655)	111

Other:
Realized (gain) loss on extinguishment of convertible senior unsecured notes	53	172
Amortization of discount on convertible senior unsecured notes	223	232
Non-cash stock-based compensation	165	165
Total adjustments	26,176	12,852
Distributable Earnings	$379	$908
Basic and Diluted Distributable Earnings per Common Share and Participating Securities	$0.01	$0.01
Basic weighted average common shares and participating securities	60,718,814	61,087,544
Diluted weighted average common shares and participating securities	60,718,814	61,087,544

Alternatively, our Distributable Earnings can also be derived as presented in the table below by starting net interest income adding interest income on Interest-Only Strips accounted for as derivatives and other derivatives, and net interest expense incurred on interest rate swaps and foreign currency swaps and forwards (a Non-GAAP financial measure) to arrive at adjusted net interest income. Then subtracting total expenses, adding non-cash stock based compensation, adding one-time transaction costs, adding amortization of discount on convertible senior notes and adding interest income on cash balances and other income (loss), net:

	Three months ended
(dollars in thousands)	March 31, 2022	December 31, 2021
Net interest income	$4,283	$4,628
Interest income from IOs and IIOs accounted for as derivatives	17	21
Net interest income from interest rate swaps	(291)	(63)
Adjusted net interest income	4,009	4,586
Total expenses	(6,497)	(6,411)
Non-cash stock-based compensation	165	165
One-time transaction costs	2,740	1,634
Amortization of discount on convertible unsecured senior notes	223	232
Interest income on cash balances and other income (loss), net	(130)	57
Income attributable to non-controlling interest	(131)	645
Distributable Earnings	$379	$908

Reconciliation of GAAP Book Value to Non-GAAP Economic Book Value
(dollars in thousands)
(Unaudited)

	March 31, 2022
	$ Amount	Per Share
GAAP Book Value at December 31, 2021	$193,109	$3.20
Common dividend	(2,415)	(0.04)
	190,694	3.16
Portfolio Income (Loss)
Net Interest Margin	3,863	0.06
Realized gain (loss), net	14,216	0.24
Unrealized gain (loss), net	(37,249)	(0.62)
Net portfolio income (loss)	(19,170)	(0.32)

Operating expenses	(4,137)	(0.07)
General and administrative expenses, excluding equity based compensation	(2,325)	(0.04)
Provision for taxes	(56)	—
GAAP Book Value at March 31, 2022	$165,006	$2.73

Adjustments to deconsolidate VIEs and reflect the Company's interest in the securities owned
Deconsolidation of VIEs assets	(2,197,379)	(36.39)
Deconsolidation VIEs liabilities	2,099,721	34.78
Interest in securities of VIEs owned, at fair value	102,031	1.69
Economic Book Value at March 31, 2022	$169,379	$2.81

"Economic Book value" is a non-GAAP financial measure of our financial position on an unconsolidated basis. The Company owns certain securities that represent a controlling variable interest, which under GAAP requires consolidation; however, the Company's economic exposure to these variable interests is limited to the fair value of the individual investments. Economic book value is calculated by adjusting the GAAP book value by 1) adding the fair value of the retained interest or acquired security of the VIEs (CSMC USA, Arroyo 2019-2, Arroyo 2020-1 and Arroyo 2022-1) held by the Company, which were priced by independent third party pricing services and 2) removing the asset and liabilities associated with each of consolidated trusts (CSMC USA, Arroyo 2019-2, Arroyo 2020-1 and Arroyo 2022-1). Management believes that economic book value provides investors with a useful supplemental measure to evaluate our financial position as it reflects the actual financial interest of these investments irrespective of the variable interest consolidation model applied for GAAP reporting purposes. Economic book value does not represent and should not be considered as a substitute for Stockholders' Equity, as determined in accordance with GAAP, and our calculation of this measure may not be comparable to similarly titled measures reported by other companies.

Reconciliation of Effective Cost of Funds
(dollars in thousands)
(Unaudited)

The following table reconciles the Effective Cost of Funds (Non-GAAP financial measure) with interest expense for three months ended March 31, 2022, and December 31, 2021:

	Three months ended
	March 31, 2022		December 31, 2021
(dollars in thousands)	Reconciliation	Cost of Funds/Effective Borrowing Costs	Reconciliation	Cost of Funds/Effective Borrowing Costs
Interest expense	$31,359	4.99%	$32,090	5.07%
Adjustments:
Interest expense on Securitized debt from consolidated VIEs(1)	(20,829)	(6.71)%	(20,578)	6.51%
Net interest paid - interest rate swaps	291	0.05%	63	0.10%
Effective Cost of Funds	$10,821	3.41%	$11,575	3.65%
Weighted average borrowings	$1,288,592		$1,256,859

(1)    Excludes third-party sponsored securitized debt interest expense.